ORIX

ORIX Capital Markets, LLC

March 14, 2003

ANNUAL PERFORMANCE CERTIFICATION

SERVICER

Ladies & Gentlemen:

ORIX Capital Markets, LLC, f/k/a ORIX Real Estate Capital Markets, LLC ("OCM"), as Servicer, is providing you the required documentation pursuant to the terms outlined in that certain Pooling and Servicing Agreement ("Agreement") dated as of June 1, 2002, relating to Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass Through Certificates Series 2002 IQ2. The applicable sections of the Agreement are referenced in the attached Exhibit A.

The undersigned officer, on behalf of OCM, hereby informs you that (i) a review of the activities of OCM and of its performance under this Agreement has been made for the period commencing January 1, 2002 and ending on December 31, 2002, (ii) to the best of undersigned's knowledge, based on such review, OCM has fulfilled all of its obligations under this Agreement throughout such period, (iii) there has been no default in the fulfillment of any such obligation, (iv) to the best of undersigned's knowledge, each related sub servicer has fulfilled its obligation under its sub servicing agreement in all material respects, and (v) OCM has not received any notice regarding qualification, or challenging the status, of the Upper Tier REMIC or Lower Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

Also, please find attached 1) an Annual Independent Public Accountants' Servicing Report performed by KPMG LLP, relative to the assets serviced by OCM for the period beginning January 1, 2002 through December 31, 2002, and 2) OCM's Servicing Officer list.

Duplicates of this Annual Performance Certification, and any supporting documents, are being simultaneously sent to all parties listed on Exhibit B for receipt by March 30, 2003.

If you have any questions or comments relative to the attached documents, please call me at 214 237 2192.

Sincerely,

ORIX Capital Markets, LLC

Servicer

By: Shelia Thomas

Shelia Thomas

Portfolio Manager

Attachments: Exhibit A

Exhibit B

1717 Main Street, Suite 900, Dallas, Texas 75201

TEL: 800 887 6781 FAX: 214 237 2046